Exhibit 99.1

For Immediate Release

MILLSTREAM II ACQUISITION CORPORATION TAKES STEPS TOWARDS COMPLETING MERGER WITH SPRINTURF

•	FILES DEFINITIVE PROXY STATEMENT
•	SETS DATE FOR STOCKHOLDER MEETING
•	UPDATES INQUIRY FROM GSA/OIG
•	RETAINS INVESTOR RELATIONS ADVISOR

Wayne, PA --- Millstream II Acquisition Corporation (OTCBB: MSMA, MSMAW and MSMAU) (“Millstream II”), a special purpose acquisition company, announced today that it filed a definitive proxy statement with the U.S. Securities and Exchange Commission and set the date for its stockholder meeting to vote on its proposed merger with Specialty Surfaces International, Inc. d/b/a Sprinturf (“Sprinturf”).  The stockholder meeting will be held on Thursday, December 21, 2006 at 10:00AM at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.

On November 20, 2006, Millstream II announced it received a letter from the U.S. General Services Administration (“GSA”), Office of Inspector General (“OIG”) regarding an inquiry into allegations relating to the status of Sprinturf as a woman-owned small business. On November 22, 2006 Sprinturf’s legal counsel and representatives from Sprinturf met with the OIG and presented their position.  Sprinturf has not received any further communications from the OIG since their meeting on November 22, 2006.  Millstream believes that Sprinturf has never bid on or received any GSA, California or other job or project based on a claim that it is a woman owned business and that Sprinturf has no intention in the future to bid on jobs based on a claim that it is a woman owned business or otherwise use in any manner its status or hold itself out as a woman owned business.

Millstream II has also retained Strategic Growth International, Inc. (“SGI”), as its worldwide investor relations consultant.  Founded in 1989, SGI is headed by Richard E. Cooper, a long-time and highly-respected Wall Street veteran. Prior to his co-founding SGI, Mr. Cooper was a Managing Director at Salomon Brothers for five of his 14 years at the firm.  Since its inception in 1989, SGI has achieved an unparalleled level of excellence and success.

ABOUT SPRINTURF

Sprinturf is a developer, marketer and installer of synthetic turf systems for athletic fields and other related products for residential and commercial landscaping applications. Sprinturf was founded in 1999 and is based in Wayne, Pennsylvania. Sprinturf believes that its patented essentially all-rubber infill synthetic turf system is comparable to a natural grass playing field in pristine condition. Sprinturf sells and installs its UltrabladeTM synthetic turf systems on high school, college and professional sports athletic fields, privately owned athletic fields and other municipal and government properties including playgrounds and military bases. Sprinturf’s customers include the Philadelphia Eagles; Major League Soccer team D.C. United; NCAA Division I universities including The Ohio State University, UCLA, Utah State University, Auburn University and the University of Pennsylvania; and over 150 high school fields across the country.

Sprinturf also develops and sells synthetic turf and related synthetic products to the residential and commercial landscaping markets. Examples of applications for these products include residential lawns, playgrounds, office parks, median strips and airport groundcover.

For more information about Sprinturf, visit www.sprinturf.com

ABOUT MILLSTREAM II

Millstream II, based in Wayne, Pennsylvania, was incorporated in September 2004 to acquire an operating business in North America. Millstream II’s initial public offering became effective December 17, 2004 and was consummated on December 23, 2004. In its initial public offering Millstream II received net proceeds of $27.6 million through the sale of 4.6 million units at $6.00 per unit. Each unit was comprised of one share of Millstream II common stock and two warrants, each with an exercise price of $5.00 per share. As of September 30, 2006, Millstream II held approximately $25.4 million in a trust account maintained by an independent trustee, which will be released upon the consummation of a business combination.

The audited and unaudited financial statements of Millstream II can be found on the Securities and Exchange Commission Web site (http://www.sec.gov) within Millstream II's 10-KSB and 10-QSB filings for the relevant periods.

ABOUT SGI

SGI is a worldwide investor relations consultant.  Founded in 1989, SGI is headed by Richard E. Cooper, a long-time and highly-respected Wall Street veteran. Prior to his co-founding SGI, Mr. Cooper was a Managing Director at Salomon Brothers for five of his 14 years at the firm.  Since its inception in 1989, SGI has achieved an unparalleled level of excellence and success.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Millstream II, Sprinturf and the completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Millstream II's and Sprinturf's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; changes in market acceptance of synthetic turf as a viable alternative to natural turf; the seasonality of Sprinturf’s business; inquiries and investigations and related litigation; fluctuations in customer demand; management of rapid growth; intensity of competition; as well as other relevant risks detailed in Millstream II's filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended September 30, 2006. The information set forth herein should be read in light of such risks. Neither Millstream II nor Sprinturf assumes any obligation to update the information contained in this press release.

ADDITIONAL INFORMATION

Millstream II stockholders are urged to read the proxy statement regarding the proposed transaction because it contains important information. Copies of filings by Millstream II, which will contain information about Millstream II and Sprinturf, are available without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov)  and are available from Millstream, without charge, by directing a request to Millstream II Acquisition Corporation, 435 Devon Park Drive, Building 400, Wayne, PA 19087.

Company Contact:
Arthur Spector
Chairman and Chief Executive Officer
Millstream II Acquisition Corporation
610-293-2511

Investor Relations:
Jennifer K. Zimmons, Ph.D.
Strategic Growth International
212-838-1444
jzimmons@sgi-ir.com
www.sgi-ir.com